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                                                                    EXHIBIT 99.1


                                                             August 20, 2001


To whom it may concern:

                  The undersigned, Michael R. Gallagher, hereby consents to being named as a designatee to be elected as a director of AMN Healthcare Services, Inc., a Delaware corporation, in Amendment No. 1 to its Registration Statement on Form S-1, Registration No. 333-61568, filed on August 21, 2001, all prospectuses related thereto and all subsequent amendments thereto.

                                      Yours Sincerely,



                                      /s/ Michael R. Gallagher
                                      -----------------------------------------
                                           Mr. Michael R. Gallagher